UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008 (December 4, 2008)

NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)

4601 Paradise Boulevard NW, Suite B
Albuquerque, New Mexico 87114
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 298-4420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Report contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words “estimate,” “anticipate,” “believe,” “expect,” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in the Company’s other SEC filings including periodic reports and registration statements. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2008, Novint Technologies, Inc. (the “Company”) commenced a private offering to accredited investors of up to a maximum of $3,000,000 8% Senior Secured Promissory Notes (the “Notes”) and warrants (the “Warrants,” and collectively with the Notes, the “Securities”), plus up to an additional $1,250,000 from accredited investors who are qualifying game publishers, developers or other strategic investors (the “Offering”).  The Offering will terminate on February 9, 2009 (the “Termination Date”), unless the Company terminates the Offering earlier or extends the Termination Date up to an additional 45 days.

Between December 4, 2008 (the “Initial Closing Date”) and December 9, 2008, the Company accepted subscriptions pursuant to the Offering for an aggregate purchase price of $600,000. With respect to each subscriber, the number of shares of common stock of the Company (the “Common Stock”) underlying the Warrants equals the principal amount of the Note purchased by the subscriber divided by $1.00. The Warrants are exercisable for a term of five (5) years at an exercise price of $1.00 per share.

The net proceeds received by the Company will be used by the Company for working capital and general corporate purposes. The Company will pay brokers involved in the subscriptions an aggregate of $12,000 in cash.

The following is a brief description of the other terms and conditions of the Notes:

8% Senior Secured Promissory Notes

Each Note is due and payable on December 4, 2009 (the “Maturity Date”). The principal of each Note accrues interest at the rate of 8% per annum on the unpaid principal amount of the Note, payable at the Maturity Date. The Company may prepay principal or interest from time to time without premium or penalty.

The Notes are secured by all of the assets of the Company, and each of the subscribers entered into an Intercreditor Agreement (the “Intercreditor Agreement”) whereby each subscriber recognized that the security interests granted to such subscriber under the Notes ranks pari passu in right of payment and right of lien priority with the security interests granted by the Company to the other subscribers and signatories to the Intercreditor Agreement.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by the form of Note attached hereto as Exhibit 4.1, the form of Convertible Note attached hereto as Exhibit 4.2, the form of Warrant attached hereto as Exhibit 4.3, the form of Subscription Agreement attached hereto as Exhibit 10.1 and the form of Intercreditor Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, between December 4, 2008 and December 9, 2008, the Company accepted subscriptions under the Offering for an aggregate of $600,000 of Securities from 3 accredited investors.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities with reference to the following facts and circumstances: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no, and in any case no more than 35, non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.1	Form of Note
4.2	Form of Convertible Note
4.3	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Intercreditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.

By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President
Dated: December 9, 2008